UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☐
Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PartnerRe Ltd.
(Name of Registrant as Specified In Its Charter)

EXOR S.p.A. John Elkann Enrico Vellano Mario Bonaccorso Fabiola Portoso
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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	2.	Form, schedule or registration statement no.:

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	4.	Date Filed:

On June 30, 2015, EXOR S.p.A. (“EXOR”) issued the following press release:

Turin, June 30, 2015

PRESS RELEASE

EXOR to Hold Investor Meeting for PartnerRe Common and Preferred Shareholders

EXOR Chairman and CEO John Elkann to Discuss All-Cash, Binding Offer of $137.50 per share for PartnerRe Common Shareholders

EXOR to Underscore Greater Security and Stability its Offer Provides PartnerRe Preferred Shareholders

EXOR S.p.A. (“EXOR”; EXO.IM), one of Europe’s leading listed investment companies and the largest shareholder of PartnerRe Ltd. (“PartnerRe”; NYSE:PRE), will be holding an Investor Meeting on Tuesday, July 7, 2015, at 9:00 a.m., E.D.T., at the St. Regis New York, 2 East 55th Street, New York City for all PartnerRe shareholders. At the meeting, John Elkann, Chairman and CEO of EXOR, will discuss EXOR’s superior all-cash, binding, fully financed offer to acquire PartnerRe for $137.50 per common share. EXOR will also discuss how its ownership of PartnerRe will create greater security and stability for PartnerRe preferred shareholders going forward.  EXOR believes its offer is clearly superior to the AXIS transaction and looks forward to communicating directly with shareholders at the meeting.

The meeting is open to all PartnerRe shareholders, including common and preferred, owned by both institutional and retail investors. Investors interested in attending are required to register by 5:00 p.m. E.D.T. on Monday, July 6, 2015 and can do so by emailing EXOR@abmac.com.

EXOR is soliciting common and preferred shareholders to vote AGAINST the proposed AXIS transaction at the upcoming Special General Meeting of PartnerRe shareholders to be held on July 24, 2015. This is an essential vote for the PartnerRe Board of Directors to be able to accept EXOR’s superior offer for the Company.

EXOR therefore continues to urge PartnerRe shareholders to vote the GOLD proxy card AGAINST all three proposals related to the AXIS transaction and asks shareholders not to sign or return any WHITE proxy cards they receive from PartnerRe.  Shareholders who have already returned a WHITE proxy card, can change their vote by simply returning the GOLD proxy card.

PartnerRe shareholders seeking clarity on the EXOR offer can contact EXOR’s proxy solicitor, Okapi Partners LLC, at info@okapipartners.com or toll free at (877) 796-5274 (banks and brokerage firms should call +1 (212) 297-0720). Information about EXOR’s offer and access to proxy materials are also available at www.exor-partnerre.com.

ABOUT EXOR

EXOR is one of Europe’s leading investment companies and is controlled by the Agnelli family. It is listed on the Milan Stock Exchange and has a market capitalization of approximately $12 billion and a net asset value of approximately $15 billion. For over a century EXOR has made successful investments, including more recently the acquisition of Chrysler by Fiat, creating the world’s seventh largest car producer (“FCA”) with a $20 billion market capitalization.

EXOR focuses on long-term investments in profitable global companies, primarily in Europe and the United States, that benefit from its strong permanent capital base. In addition to FCA, its principal investments include CNH Industrial, the fourth largest global capital goods company (with a $12 billion market capitalization), and Cushman & Wakefield, the world’s largest private commercial real estate services company.

FOR FURTHER INFORMATION

Investors:
EXOR Investor Relations
Fabiola Portoso
+39 011 509 0345
ir@exor.com

Okapi Partners LLC is assisting EXOR with its efforts to solicit proxies. PartnerRe shareholders who have questions about voting their shares should call Okapi Partners LLC toll free at (877) 796-5274 (banks and brokerage firms should call +1 (212) 297-0720).

Okapi Partners
Bruce H. Goldfarb / Pat McHugh / Jon Einsidler / Lydia Mulyk
info@okapipartners.com

Media:
EXOR Media Relations
Andrea Griva
+39 011 509 0318
media@exor.com

StockWell Communications
Philip Gawith / Richard Holloway / Laura Gilbert
+44 20 7240 2486
exor@stockwellgroup.com

Abernathy MacGregor
Tom Johnson / Mike Pascale / Allyson Vento
+1 212 371-5999
exor@ABMAC.com

Community
Auro Palomba / Marco Rubino
+39 02 8940 4231
milano@communitygroup.it

FORWARD-LOOKING STATEMENTS

Certain statements and information contained in this communication that are not statements or information of historical fact constitute forward-looking statements, notwithstanding that such statements are not specifically identified as such. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “commit”, “estimate”, “anticipate”, “believe”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “outlook”, “prospects”, “plan”, “intend”, or similar terminology, including by way of example and without limitation plans, intentions and expectations regarding the proposal to acquire PartnerRe, the financing of a potential transaction, and the anticipated results, benefits, synergies, earnings accretion, costs, timing and other expectations of the benefits of a potential transaction.

Forward-looking statements are related to future, not past, events and are not guarantees of future performance. These statements are based on current expectations and projections about future events and, by their nature, address matters that are, to different degrees, uncertain and are subject to inherent risks and uncertainties. They relate to events and depend on circumstances that may or may not occur or exist in the future, and, as such, undue reliance should not be placed on them. Actual results may differ materially from those expressed in such statements as a result of a variety of factors, including changes in general economic, financial and market conditions and other changes in business conditions, changes in commodity prices, the level of demand and financial performance of the major industries our portfolio companies serve, changes in regulations and institutional framework (in each case, in Italy or abroad), and many other factors, most of which are outside of the control of EXOR. EXOR expressly disclaims and does not assume any liability in connection with any inaccuracies in any of these forward-looking statements or in connection with any use by any party of such forward-looking statements. Any forward-looking statements contained in this communication speak only as of the date of this communication.

EXOR undertakes no obligation to update or revise its outlook or forward-looking statements, whether as a result of new developments or otherwise. Names, organizations and company names referred to may be the trademarks of their respective owners. This communication does not represent investment advice neither a solicitation, nor a recommendation nor an invitation, nor an offer for the purchase or sale of financial products and/or of any kind of financial services as contemplated by the laws in any country or state.

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities. EXOR has filed a proxy statement (the “Proxy Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the upcoming special meeting of the shareholders of PartnerRe at which the PartnerRe shareholders will consider certain proposals regarding the proposed transaction with AXIS (the “Special Meeting Proposals”).

This material is not a substitute for the Proxy Statement that EXOR has filed with the SEC or any other documents which EXOR may send to its or PartnerRe’s shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. All such documents, when filed, are available free of charge at the SEC’s website (www.sec.gov) or by directing a request to EXOR through the investor contacts listed above.

PARTICIPANTS IN THE SOLICITATION

EXOR and its directors, executive officers and other employees may be deemed to be participants in any solicitation of shareholders in connection with the Special Meeting Proposals. Information regarding EXOR’s directors and executive officers is available in EXOR’s public announcements and filings with the SEC, Consob and the Borsa Italiana, which can also be found at www.exor.com.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is available in the Proxy Statement.